AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of August 16, 2017, to the Fund Accounting Servicing Agreement, dated as of April 6, 2011, as amended, (the "Agreement"), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to the following:

Exhibit D is hereby superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael L. Ceccato

Printed Name: James R. Arnold	Printed Name: Michael L. Ceccato

Title: President	Title: Senior Vice President

Exhibit D to the Managed Portfolio Series Fund Accounting Agreement

Name of Series
CSC Small Cap Value Fund

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at August, 2017

Annual Fee Based Upon Average Net Assets Per Fund*

[…] bps on first $[…] million
[…] bps on the next $[…] million
[…] bps on assets thereafter
Minimum Annual Fee: $[…] per Fund
▪ Additional fee of $[…] for each additional class
▪ Additional fee of $[…] per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)
CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[…] /fund (subject to change based on Board review and approval)
▪ $[…] / sub-advisor per fund
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs (including GICS, MSCI, etc), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board book portal (BookMark), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at July , 2017

Pricing Services*
▪ $[…] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
▪ $[…] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪ $[…] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies,  Asset Backed, High Yield
▪ $[…] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪ $[…] – Bank Loans
▪ $[…] – Swaptions
▪ $[…] – Intraday money market funds pricing, up to 3 times per day
▪ $[…] – Credit Default Swaps
▪ $[…] per Month Manual Security Pricing (>25per day)

Corporate Action
▪ $[…] /Foreign Equity Security per Month for Corporate Action Service
▪ $[…] /Domestic Equity Security per Month for Corporate Action Service
▪

Fair Value Services (Interactive Data)*
▪ $[…] on the First […] Securities
▪ $[…] on the Balance of Securities

* Per security per fund per pricing day.

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change.  Use of alternative and/or additional sources may result in additional fees.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit D.

Cove Street Capital, LLC

By:  /s/ Daniele Beasley

Printed Name:  Daniele Beasley
Title:  President                                                Date:  8/16/2017